UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Northern Oil and Gas, Inc. (the “Company”) recently entered into two independent, separately negotiated exchange agreements (the “Exchanges”) with holders of the Company’s 8.5% senior secured notes due 2023 (the “Notes”).

Pursuant to the first agreement, the Company agreed to issue shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) with an agreed upon value of $2,005,949 in exchange for $3,134,295 aggregate principal amount of the Notes. The Company will issue 2,573,331 shares of Common Stock in this exchange, which was determined based on the average daily volume-weighted average price (“VWAP”) of the Common Stock over a specified period. These shares of Common Stock are expected to be issued on or about May 11, 2020. This transaction on its own did not trigger a filing requirement under Item 3.02 of Form 8-K.

Pursuant to the second agreement, entered into on May 4, 2020, the Company agreed to issue shares of Common Stock with an agreed upon value of $2,100,000 in exchange for $3,000,000 aggregate principal amount of the Notes. The number of shares of Common Stock to be issued in this exchange will be based on a forward VWAP mechanism. These shares of Common Stock are expected to be issued on or about May 20, 2020.

The issuance of the shares of Common Stock in exchange for the Notes is being made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Pursuant to the Exchanges described above, the Company will retire $6.1 million aggregate principal amount of Notes in exchange for $4.1 million in agreed upon value of Common Stock. In addition, in the first quarter of 2020, the Company purchased $13.5 million of Notes in open market transactions for $10.5 million in cash, plus accrued interest. In total through these transactions, the Company will have retired $19.6 million aggregate principal amount of Notes for $14.6 million of cash and securities. Upon closing of the Exchanges, the Company will have approximately $321.4 million remaining principal amount of Notes outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2020	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary